EXHIBIT 24(b)

RESOLUTION OF THE BOARD OF DIRECTORS
OF THE REGISTRANT

CERTIFICATE

        I, Thomas W. Leishman, Assistant Secretary of Inco Limited (the “Company”), do hereby certify that the following resolution was duly passed at a meeting of the Board of Directors of the Company duly called and held on February 4, 2003 and that the said resolution is presently in full force and effect, unamended:

“RESOLVED, that the filing with the United States Securities and Exchange Commission (“SEC”) and with the various securities commissions in Canada of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, substantially in the form presented to the Board, subject to such changes, modifications and deletions thereto as may be approved by any officer of the Company, such approval to be conclusively evidenced by the filing of such Report with the SEC and such securities commissions in Canada, be, and it is hereby, authorized and approved; and further

“RESOLVED, that the execution of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 by the Company’s Chief Executive Officer, by its Chief Financial Officer, by its Chief Accounting Officer, and by any of its Directors, through S.F. Feiner, R.L. Guido, J. Lee Harrs or T.W. Leishman as attorney-in-fact under powers of attorney of each such Officer or Director, such powers of attorney to be filed with such Report, in such form as such Officer or Director may approve, such approval to be evidenced by his or her signing of such power of attorney, be, and it is hereby, authorized and approved.”

        DATED at Toronto, Ontario this 20th day of March, 2003.

(Signed) THOMAS W. LEISHMAN

Assistant Secretary